
                                                                                     EXHIBIT 12


                                         MERRILL LYNCH PREFERRED CAPITAL TRUST V
                                          MERRILL LYNCH PREFERRED FUNDING V, L.P.
                                            COMPUTATION OF RATIOS OF EARNINGS TO
                          COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS (UNAUDITED)
                                                   (dollars in thousands)



                                FOR THE THREE MONTHS ENDED           FOR THE THREE MONTHS ENDED
                                        March 30, 2007                      March 31, 2006
                           ---------------------------------  ---------------------------------
                              MERRILL LYNCH    MERRILL LYNCH     MERRILL LYNCH    MERRILL LYNCH
                                 PREFERRED       PREFERRED          PREFERRED       PREFERRED
                            CAPITAL TRUST V  FUNDING  V,L.P.   CAPITAL TRUST V  FUNDING  V,L.P.
                           ----------------- ---------------  ----------------- ---------------


Earnings                       $ 15,949           $ 18,708        $ 15,949           $ 18,683
                               ========           ========        ========           ========


Fixed charges                  $      -           $      -        $      -           $      -

Preferred securities
 distribution
 requirements                    15,470             15,949          15,470             15,949
                               --------           --------        --------           --------

Total combined fixed
 charges and preferred
 securities distribution
 requirements                  $ 15,470           $ 15,949        $ 15,470           $ 15,949
                               ========           ========        ========           ========

Ratio of earnings to
 combined fixed charges
 and preferred securities
 distribution requirements         1.03               1.17            1.03               1.17

